Exhibit 10.2

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”), is entered into as of May 2, 2023, by and among Aspire Acquisition LLC, a Delaware limited liability company (“Sponsor”), OceanTech Acquisitions I Corp., a Delaware corporation (“OceanTech”), and the Persons whose names appear on the signature pages of this Agreement and are listed on Exhibit A hereto (the “Insiders”, and together with the Sponsor, the “Sponsor Parties”), and Regentis Biomaterials Ltd., an Israeli company (the “Company”). Terms used but not defined in this Agreement have the meaning ascribed to them in the Merger Agreement (as defined below).

WHEREAS, contemporaneously herewith, OceanTech, R.B. Merger Sub Ltd., an Israeli company and wholly-owned subsidiary of OceanTech (“Merger Sub”), and the Company entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub (as the target company (Chevrat Ha’Ya’ad) in the Merger) will merge with and into the Company (as the absorbing company (HaChevra Ha’Koletet) in the Merger) (the “Merger”), and as a result of which, among other matters, (a) the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving company and shall (i) become a wholly owned Subsidiary of OceanTech, (ii) continue to be governed by the Laws of the State of Israel, (iii) maintain a registered office in the State of Israel and (iv) succeed to and assume all of the rights, properties and obligations of Merger Sub and the Company in accordance with the ICL and (b) all of the issued and outstanding capital stock of the Company immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled in exchange for the right for each Company Shareholder to receive its Pro Rata Share of the Merger Consideration, all upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, Sponsor owns beneficially and of record 5,869,880 OceanTech Private Warrants and 2,581,000 shares of OceanTech Class B Stock (all such shares of OceanTech Common Stock (i) underlying the OceanTech Private Warrants, (ii) currently owned of record and/or (iii) of which ownership of record or the power to vote is hereafter acquired by Sponsor prior to the termination of this Agreement being referred to herein as the “Sponsor Shares”);

WHEREAS, as of the date hereof, certain Insiders own beneficially and of record the shares of OceanTech Common Stock set forth opposite such Insider’s name on Exhibit A hereto (the “Insider Shares” and, together with the Sponsor Shares, the “Shares”); and

WHEREAS, in order to induce the Company and OceanTech to enter into the Merger Agreement, each of the Sponsor Parties and OceanTech is executing and delivering this Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, each of the Sponsor Parties, the Company, and OceanTech hereby agree as follows:

1

1.  Agreement to Vote. Until the Expiration Time, each of the Sponsor Parties, with respect to its Shares, hereby agree (and agree to execute such documents or certificates evidencing such agreement as OceanTech and/or the Company may reasonably request in connection therewith) to vote, or cause to be voted, in person or by proxy (or duly and promptly execute and deliver, or cause to be delivered, an action by written consent) at the OceanTech Special Meeting and any meeting of the stockholders of OceanTech, and in any action by written consent of the stockholders of OceanTech, to approve the Merger Agreement, all of its Shares (i) in favor of the approval and adoption of the Merger Agreement, the Transactions and this Agreement in accordance with the Insider Letter, (ii) in favor of any other matter reasonably necessary to the consummation of the Transactions and considered and voted upon by the stockholders of OceanTech (including the OceanTech Stockholder Approval Matters), (iii) in favor of the approval and adoption of the Equity Incentive Plan, (iv) for the appointment, and designation of the members of the Post-Closing Company Board of Directors, (v) against any (A) action, agreement or transaction (other than the Merger Agreement or the Transactions contemplated thereby), (B) proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of OceanTech under the Merger Agreement or that would reasonably be expected to result in the failure of the Transactions from being consummated, (C) merger, amalgamation, arrangement, consolidation, business combination, binding share exchange, sale of substantial assets, reorganization, recapitalization, plan of arrangement, dissolution, liquidation or winding up of or by OceanTech (other than the Merger Agreement and the Transactions) or (D) proposal, action or agreement that would (x) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Transactions contemplated thereby, or (y) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of OceanTech. Each of the Sponsor Parties hereby agree that it shall not commit or agree to take any action inconsistent with the foregoing.

2.  No Transfer of Shares. Each of the Sponsor Parties agree that it shall not, directly or indirectly, except as otherwise contemplated pursuant to the Merger Agreement and in accordance with the Insider Letter, (a) sell, agree or offer to sell, assign, transfer (including by operation of Law), contract, redeem, lien, hypothecate, pledge, distribute, dispose of or otherwise encumber any of the Shares, grant any option, right or warrant to purchase or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement in writing), (b) file (or participate in the filing of) a proxy statement or a registration statement with the SEC (other than the Proxy Statement and the Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any of the Shares or any options, warrants or right to acquire shares of OceanTech Common Stock (“Subject Warrants”), (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or Subject Warrants owned by any of the Sponsor Parties, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (d) deposit any Shares into a voting trust, enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (e) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of Law), redemption or other disposition of any Shares (unless the transferee agrees to be bound by this Agreement in writing) or (f) take any action that would have the effect of preventing or disabling any of the Sponsor Parties from performing its obligations hereunder.

3.  Waiver of Redemption Rights. Each of the Sponsor Parties hereby agrees not to (a) redeem any of its Shares, or participate in any redemption of any of its Shares by tendering or submitting any of its Shares for redemption in connection with the transactions contemplated hereby, by the Merger Agreement or any Ancillary Document or by any other transaction consummated in connection with the transactions contemplated hereby and thereby. Each of the Sponsor Parties hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account with respect to the OceanTech Common Stock.

2

4.  Waiver of Anti-Dilution Rights. Each of the Sponsor Parties hereby waives (and agrees to execute such documents or certificates evidencing such waiver as OceanTech and/or the Company may reasonably request) any adjustment to the Initial Conversion Ratio as defined in and set forth in Section 4.3(b) of the OceanTech Certificate of Incorporation or of any other anti-dilution rights or similar protection with respect to its Shares (whether resulting from the transactions contemplated hereby, by the Merger Agreement or any Ancillary Document or by any other transaction consummated in connection with the transactions contemplated hereby and thereby).

5.  Waiver of Any Other Rights to Convert into OceanTech Common Stock or OceanTech Private Warrants. Sponsor hereby waives (and agrees to execute such documents or certificates evidencing such waiver as OceanTech and/or the Company may reasonably request) any other rights it may hold under any Convertible Security or Contract entered into with OceanTech to convert all or any portion of any outstanding loan advanced to OceanTech (including Working Capital Loans, except for funds deposited by Sponsor in the Trust Account in connection with the Extension Option pursuant to the Merger Agreement and Section 6 below) at any time prior to or at the Closing into OceanTech Common Stock or into OceanTech Private Warrants.

6.  Extension Option. Pursuant to, and in accordance with Section 1.14 of the Merger Agreement, and subject to the terms and conditions set forth in the Trust Agreement and the OceanTech Certificate of Incorporation, if either OceanTech or the Company determines, in good faith, that it is probable that the Merger will not be consummated by the Business Combination Deadline, and either OceanTech or the Company provides written notice to the other Party, then prior to the date that is fifteen (15) days prior to the date of the Business Combination Deadline, (i) OceanTech and Sponsor shall exercise the Extension Option pursuant to the OceanTech Certificate of Incorporation, and (ii) Sponsor shall deposit the additional funds into the Trust Account required to exercise the Extension Option. In connection therewith and pursuant to, and in accordance with Section 1.8(b) of the Merger Agreement, Sponsor shall be entitled to receive one OceanTech Common Share at the Closing for each dollar deposited into the Trust Account in connection with the exercise of the Extension Option. In addition, the parties hereto agree that any such deposit made by Sponsor shall be considered as a loan to the Surviving Company, and any such loans will be interest bearing and payable by the Post-Closing Company at Closing.

7.  Redemptions. During the Interim Period, Sponsor shall use its reasonable best efforts to minimize the amount of funds in the Trust Account paid to OceanTech’s shareholders in the Redemption, including utilizing the Sponsor Shares and the Sponsor’s OceanTech Private Warrants in connection with such effort, including by transferring or forfeiting such shares and/or warrants.

3

8.   PIPE Investment. During the Interim Period, Sponsor shall (a) use its reasonable best efforts to raise the PIPE Investment, and (b) assist OceanTech and the Company as required and necessary with creative strategies to raise the PIPE Investment.

9.  Excess OceanTech Expenses. In accordance with Section 7.3 of the Merger Agreement, if there is any Excess OceanTech Expenses, Sponsor shall pay such Excess OceanTech Expenses to OceanTech in cash.

10.  Earnout. After the Closing, subject to the terms and conditions set forth herein, Sponsor shall have the contingent right to receive up to an aggregate maximum of 1,750,000 shares of OceanTech Common Stock (subject to adjustment for share splits, share dividends, combinations, recapitalizations and the like after the Closing, including to account for any equity securities into which such shares are exchanged or converted) (the “Earnout Shares”), as additional consideration from OceanTech based on the performance of the OceanTech Common Stock, as follows:

(a)             If the VWAP of the OceanTech Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) (the “First Share Price Target”) for twenty (20) out of any thirty (30) consecutive Trading Days during the period beginning on the Closing Date and ending on the 12-month anniversary of the Closing Date (the “First Earnout Period”), then OceanTech shall issue to the Sponsor 750,000 Earnout Shares (the “First Earnout Share Payment”).

(b)             If the VWAP of the OceanTech Common Stock equals or exceeds $17.50 per share (as adjusted for stock splits, stock dividends, combinations, reorganizations and recapitalizations) (the “Second Share Price Target”) for twenty (20) out of any thirty (30) consecutive Trading Days during the period beginning the day following the 12-month anniversary of the Closing Date and ending on the 24-month anniversary of the Closing Date (the “Second Earnout Period”), then OceanTech shall issue to the Sponsor 500,00 Earnout Shares (the “Second Earnout Share Payment”).

(c)             If the VWAP of the OceanTech Common Stock equals or exceeds $20.00 per share (as adjusted for stock splits, stock dividends, combinations, reorganizations and recapitalizations) (the “Third Share Price Target”, and together with the First Share Price Target and the Second Share Price Target, the “Share Price Targets”) for twenty (20) out of any thirty (30) consecutive Trading Days during the beginning the day following the 24-month anniversary of the Closing Date and ending on the 36-month anniversary of the Closing Date (the “Third Earnout Period” and together with the First Earnout Period and the Second Earnout Period, the “Earnout Periods”), then OceanTech shall issue to the Sponsor 500,000 Earnout Shares (the “Third Earnout Share Payment”, and together with the First Earnout Share Payment and the Second Earnout Share Payment, the “Earnout Share Payments”).

(d)             If any or all of the Share Price Targets shall be achieved on or prior to the applicable Earnout Period, then within ten (10) Business Days following the achievement of the applicable Share Price Target, OceanTech shall issue to Sponsor the applicable Earnout Share Payment.

4

(e)             Following the Closing, the OceanTech and its Subsidiaries, will be entitled to operate their respective businesses based upon their respective business requirements. Each of the OceanTech and its Subsidiaries, will be permitted, following the Closing, to make changes at its sole discretion to its operations, organization, personnel, accounting practices and other aspects of its business, including actions that may have an impact on, the share price of the OceanTech Common Stock and the ability of the Sponsor to earn the Earnout Shares, and no person will have any right to claim the loss of all or any portion of any Earnout Shares or other damages as a result of such decisions.

(f)              For the avoidance of doubt, the Earnout Share Payments are cumulable but earnable solely on an all-or-nothing basis, such that there will be no entitlement to a partial award of any Earnout Share Payment. The aggregate maximum number of shares of OceanTech Common Stock issuable as Earnout Share Payments shall be 1,750,000.

(g)             For purposes of this Section 10, “VWAP” means, for shares of OceanTech Common Stock as of any date(s), the dollar volume-weighted average price for such shares on the principal securities exchange or securities market on which such shares are then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such shares in the over-the-counter market on the electronic bulletin board for such shares during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such shares as reported by OTC Markets Group Inc.

11.  Binding Effect of the Merger Agreement. Each of the Sponsor Parties acknowledge receipt of a copy of the Merger Agreement and hereby acknowledge that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. During the period commencing on the date hereof and ending at the Expiration Time, (a) Sponsor shall be bound by and comply with Section 5.5 (Redemptions), Section 5.7 (No Solicitation), Section 5.13 (Public Announcements), Section 5.14(b) (Confidential Information), Section 5.19 (PIPE Investment) and Section 7.3 (Fees and Expenses) of the Merger Agreement (and any relevant definitions contained in such Sections) as if Sponsor was an original signatory to the Merger Agreement with respect to such provisions, and (b) each Insider shall be bound by and comply with Section 5.7 (No Solicitation), Section 5.13 (Public Announcements) and Section 5.14(b) (Confidential Information) (and any relevant definitions contained in such Sections) as if such Insider was an original signatory to the Merger Agreement with respect to such provisions.

12.  Insider Letter Agreement. As applicable, each Sponsor Party shall comply with, and fully perform all of its obligations, covenants, and agreements set forth in, that certain Letter Agreement, dated as of May 27, 2021 (the “Insider Letter Agreement”). Unless as otherwise provided in the Merger Agreement, during the period commencing on the date hereof and ending at the Expiration Time, the Sponsor Parties shall not modify or amend the Insider Letter Agreement.

5

13.   Representations and Warranties. Each of the Sponsor Parties, jointly and severally, hereby represent and warrant for and on behalf of itself and OceanTech to the Company as follows:

(a)             The execution, delivery and performance by each Sponsor Party of this Agreement and the consummation by each such Sponsor Party of the transactions contemplated hereby do not, and will not, (i) conflict with or violate any Law applicable to such Sponsor Party, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any other Person or entity, (iii) result in the creation of any Lien on any Shares (other than pursuant to (x) this Agreement, (y) transfer restrictions under applicable securities Laws or (z) the Organizational Documents of a Sponsor Party, as applicable) or (iv) conflict with or result in a breach of or constitute a default under any provision of any Sponsor Party’s Organizational Documents, as applicable.

(b)             Each Sponsor Party exclusively owns of record and has good, valid and marketable title to its Shares free and clear of any Lien, proxy (and any proxies given prior to this Agreement in respect of its Shares that may still be in effect, are not irrevocable and such proxies have been or are hereby revoked), option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind (other than pursuant to (i) this Agreement, (ii) transfer restrictions under applicable securities Laws or (iii) the Organizational Documents of a Sponsor Party, as applicable) and has the sole power (as currently in effect) to vote and has the full right, power and authority to sell, transfer and deliver its Shares, and each of the Sponsor Parties do not own, directly or indirectly, any other shares.

(c)             Each Sponsor Party has the power, authority and capacity to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by each of the Sponsor Parties. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of such Person. Sponsor is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(d)             There are no Actions pending against any of the Sponsor Parties, or to the knowledge of such Person, threatened against such Person, before any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Person of its obligations under this Agreement.

(e)             Except as described on Section 3.17 of the Merger Agreement, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions or any arrangements made by such person, for which OceanTech or any of its Affiliates may become liable.

(f)              Each of the Sponsor Parties understands and acknowledges that each of OceanTech and the Company is entering into the Merger Agreement in reliance upon each of the Sponsor Parties’ execution, delivery and performance of this Agreement.

6

14.  Termination. This Agreement and the obligations of each of the Sponsor Parties under (a) Sections 1 to 9 and 11 to 13 of this Agreement shall automatically terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms; or (iii) the mutual written agreement of the Company, each of the Sponsor Parties and OceanTech (the “Expiration Time”) and (b) Section 10 of this Agreement shall automatically terminate upon the earlier of (i) the day after the last day of the Third Earn-Out Period; (ii) the termination of the Merger Agreement in accordance with its terms; or (iii) the mutual written agreement of the Company, each of the Sponsor Parties and OceanTech. Upon termination or expiration of this Agreement, no party shall have any further obligations or Liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from Liability for any fraud or willful breach of this Agreement occurring prior to its termination.

15.  Miscellaneous.

(a)             Except as otherwise provided herein (including in Section 10 hereof) or in the Merger Agreement or any Ancillary Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Transactions or the transactions contemplated hereby are consummated.

(b)             All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 15(b)):

If to OceanTech or Sponsor, to:

OceanTech Acquisition I Corp.

515 Madison Avenue

8th Floor – Suite 8133

New York, New York 10022

Attn: Surendra K. Ajjarapu
Email: sa@oceantechspac.com

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Ave NW, Suite 900

Washington, DC 20001

Attention: Andy Tucker

E-mail: andy.tucker@nelsonmullins.com

Goldfarb Gross Seligman & Co., Law Offices

Ampa Tower

98 Yigal Alon Street

Tel Aviv 67891, Israel

Attn.: Ido Zemach

Email: ido.zemach@goldfarb.com]

7

If to the Company, to:

Regentis Biomaterials Ltd.

12 Ha’ilan Street

Northern Industrial Zone, P.O. Box 260

Or-Akiva 3060000, Israel

Attn: Eli Hazum, Chief Executive Officer
Email: ehazum@medicavp.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, NY 10017

Attn: Mark Selinger
Email: mark.selinger@gtlaw.com

Doron Tikotzky Kantor Gutman Nass Amit Gross – Law Offices

7 Metsada St., B.S.R Tower 4,

Bnei Brak, 5126112, Israel

Attn: Ronen Kantor

Email: rkantor@dtkgg.com

If to a Sponsor Party, to the address or email address set forth for such Sponsor Party on the signature page hereof.

(c)             If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d)             This Agreement, the Merger Agreement, the Insider Letter and the Ancillary Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of Law or otherwise). This Agreement may not be amended or modified in any respect, except by prior written agreement executed by all of the parties hereto.

(e)             This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8

(f)              The parties hereto acknowledge and agree that irreparable damage would occur to the non-breaching party for which monetary damages would not be an adequate remedy in the event any provision of this Agreement was not performed in accordance with the terms hereof or are otherwise breached and that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the specific performance of the terms hereof (including the parties’ obligation to consummate the transactions contemplated by this Agreement and the Merger Agreement), in addition to any other remedy at Law or in equity. Each of the parties agree that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such Order.

(g)             This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any federal court located in the Southern District of New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 15(b). Nothing in this Section 15(g) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(h)             This Agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i)              Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

9

(j)              This Agreement shall not be effective or binding upon the Sponsor Parties until such time as the Merger Agreement is executed by each of the parties thereto.

(k)             If during the Interim Period, (i) there are any changes in the OceanTech Common Stock or the OceanTech Private Warrants by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, affecting the Shares or OceanTech Private Warrants owned by Sponsor or the Insiders or otherwise or (ii) Sponsor or the Insiders acquire the right to vote or share in the voting of any OceanTech Common Stock or other equity or equity-linked securities of OceanTech, equitable adjustment shall be made to the provisions of this Agreement as may be required and are agreed upon by the parties so that the rights, privileges, duties and obligations hereunder shall continue with respect to each of the Sponsor Parties and the Shares as so changed, such that any new shares of OceanTech so acquired by Sponsor or the Sponsor Parties shall be subject to the terms of this Agreement to the same extent as if they constituted the Shares or Subject Warrants owned by any of the Sponsor Parties as of the date hereof.

(l)              Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with, this Agreement or the transactions contemplated by this Agreement or the Merger Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby and by the Merger Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (l).

[Signature pages follow]

10

 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OceanTech:

OCEAN TECH ACQUISITIONS I CORP.

By: /s/Suren Ajjarapu_______________________
Name: Suren Ajjarapu
Title: Chief Executive Officer

The Company:

REGENTIS BIOMATERIALS LTD.

By: /s/ Ehud Geller_________________________
Name: Dr. Ehud Geller
Title: Chairman

Sponsor:

ASPIRE ACQUISITION LLC

By: /s/Suren Ajjarapu_____________________

Name: Suren Ajjarapu
Title: Managing Member

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ASPIRE ACQUISITION LLC /s/Suren Ajjarapu_________________________ Name: Suren Ajjarapu Title: Managing Member Address for purposes of Section 15(b): Name: Suren Ajjarapu Email: sa@oceantechspac.com

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/Suren Ajjarapu__________________________

Name: Suren Ajjarapu
Title: Chief Executive Officer and Chairman

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/Francis Knuettel II___________________

Francis Knuettel II

Chief Financial Officer

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/Michael Peterson_________________________

Michael Peterson

Independent Director

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/Donald Fell__________________________

Donald Fell

Independent Director

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/ Venkatesh Srinivasan__________________

Venkatesh Srinivasan

Independent Director

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/Siva Saravanan_________________________

Siva Saravanan

Independent Director

[Signature Page to Sponsor Support Agreement]

EXHIBIT A

LIST OF INSIDERS

Insider	Number and Class of Shares of OceanTech Common Stock Owned
Aspire Acquisitions LLC	5,869,880 warrants convertible into Class A Shares and 2,581,000 shares of OceanTech Class B Stock
Suren Ajjarapu, OceanTech Chief Executive Officer and Chairman	5,869,880 warrants convertible into Class A Shares and 2,581,000 shares of OceanTech Class B Stock[1]
Francis Knuettel II, OceanTech Chief Financial Officer
Venkatesh Srinivasan, OceanTech Independent Director
Siva Saravanan, OceanTech Independent Director
Donald Fell, OceanTech Independent Director
Michael Peterson, OceanTech Independent Director

[1] Suren Ajjarapu is the managing member of Aspire Acquisitions LLC and may be deemed to have beneficial ownership of the common stock.

[Exhibit A to Sponsor Support Agreement]